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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
                            OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[x]   Soliciting Material Pursuant to Sec.240.14a-12

                                   TyCom Ltd.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                       INFORMATION CONCERNING PARTICIPANTS

         TyCom Ltd. (the "Company") and certain other persons named below may be deemed to be participants in any solicitation of proxies of the Company's stockholders to adopt the agreement providing for Tyco International Ltd.'s ("Tyco") acquisition of the minority interest in the Company. The participants in such solicitation may include the directors and executive officers of the Company, who may have an interest in the transaction, including as a result of holding stock or options of the Company. A detailed list of the names and interests of the Company's directors and executive officers is contained in the Company's Proxy Statement for its Annual Meeting, held on March 27, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.

         Information will also be included in a proxy statement/prospectus to be filed by the Company and Tyco in connection with the proposed transaction. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). The proxy statement/prospectus and such other documents may also be obtained from Tyco or from the Company by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 292-8674; or to TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.

The following is a press release issued by Tyco on October 4, 2001:

FOR IMMEDIATE RELEASE

CONTACT:
NEWS MEDIA                                  INVESTOR RELATIONS
Maryanne Kane                               R. Jackson Blackstock
Chief Communications Officer                Senior Vice President
Tyco International (US) Inc.                Tyco International (US) Inc.
508-747-0800                                212-424-1344



                 TYCO OFFERS TO ACQUIRE OUTSTANDING TYCOM SHARES

Pembroke, Bermuda, October 4, 2001: Tyco International Ltd. (NYSE: TYC; LSE:
TYI; BSX: TYC) announced today that, through its subsidiary TGN Holdings, it has offered to acquire the outstanding 11% minority interest in TyCom Ltd. (NYSE:
TCM; BSX: TCM) representing approximately 56 million common shares. Tyco currently holds 89% of all

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TyCom common shares and acquiring the outstanding minority shares would bring
TyCom back into the Tyco International Ltd. corporate structure as a wholly owned subsidiary.

Tyco International Ltd. Chairman, President and Chief Executive Officer, L. Dennis Kozlowski stated: "Tyco remains committed to TyCom even though the environment for broadband telecommunication stocks has changed dramatically since the time of the initial public offering of TyCom."

Under the terms of Tyco's offer presented to the TyCom Board of Directors, the public holders of TyCom common shares would receive 0.2997 of a Tyco common share for each outstanding TyCom common share. Based on the closing price on the New York Stock Exchange of a Tyco common share on October 3, 2001, this represents a value of $14.00 per TyCom common share. This constitutes a premium of 48% over the closing price of TyCom common shares on October 3, 2001, and 15% over the average closing price of TyCom shares over the past three months.

The proposal is subject to the approval of the Board of Directors of TyCom, the negotiation and execution of a definitive agreement, and any required regulatory approvals. If approved by TyCom's Board, it is expected that the transaction will be consummated early next calendar year. Tyco expects that the TyCom Board of Directors will form an independent Special Committee to evaluate the proposal and make a recommendation to the TyCom Board of Directors.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. (NYSE: TYC, LSE: TYI, BSX: TYC) is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services; and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in disposable medical products, financing and leasing capital, plastics and adhesives. Tyco operates in more than 100 countries and had reported fiscal 2000 sales of $28.9 billion.


FORWARD LOOKING STATEMENT

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include

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statements addressing Tyco's future financial and operating results and the terms and timing of the transaction.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the TyCom Board's rejection of the proposal; inability to obtain, or meet conditions imposed for, governmental approvals for the transaction; and other economic, business, competitive and/or regulatory factors affecting Tyco's and TyCom's businesses generally.

More detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is set forth in Tyco's filings with the Securities and Exchange Commission, including Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and its most recent quarterly reports on Form 10-Q. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Tyco International Ltd. and TyCom Ltd.. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Tyco and TyCom at the Commission's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Tyco or from TyCom by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 292-8674; or to TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

TyCom and certain other persons referred to below may be deemed to be participants in any solicitation of proxies of TyCom's shareholders to adopt the agreement providing for Tyco's acquisition of the minority interest in TyCom. The participants in such solicitation may include the directors and executive officers of TyCom, who may have an interest in the transaction, including as a result of holding stock or options of TyCom. A detailed list of the names and interests of TyCom's directors and executive officers is contained in TyCom's Proxy Statement for its Annual Meeting, held on March 27, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.